UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2020

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On November 4, 2020, Veoneer, Inc. (“Veoneer” or the “Company”) announced the resignation of Mats Backman, the Company’s Chief Financial Officer and Executive Vice President, Finance, effective March 1, 2021. Mr. Backman will no longer serve as the Company’s principal accounting officer effective November 3, 2020 but will remain as the Company’s principal financial officer until the effective date of his resignation. Mr. Backman will remain available to ensure the smooth transition of duties, and is entitled to receive his current compensation and benefits, through May 3, 2021.

Appointment of Chief Financial Officer

On November 4, 2020, the Company also announced the appointment of Ray Pekar, the Vice President, Investor Relations of the Company, as the Chief Financial Officer and Executive Vice President, Finance of the Company, effective March 1, 2021. Mr. Pekar will also serve as the Company’s principal financial officer, effective March 1, 2021.

Mr. Pekar, age 57, joined the Company in April 2018 as Vice President, Investor Relations, in connection with the spin-off of the Company by Autoliv, Inc. Prior to that, Mr. Pekar served in various roles of increasing responsibility at Autoliv, Inc. beginning in 1996, including Vice President IR and M&A from January 2005 until April 2018 and VP Finance and Tech Center General Manager for North America from June 1998 until January 2005. Mr. Pekar holds a Bachelor of Commerce Degree from the University of Windsor with a concentration in finance and accounting. He is also a CPA, CMA receiving his accreditation in Ontario, Canada.

Mr. Pekar entered into an employment agreement with the Company (the “Pekar Employment Agreement”) in connection with his appointment, which employment agreement is effective March 1, 2021. The Pekar Employment Agreement provides that he is entitled to an annual base salary of $400,000. Mr. Pekar will have an opportunity to participate in Veoneer’s bonus plan for executive officers, with an initial target cash bonus of forty five percent (45%) of his base salary, and he will be eligible to receive equity grants under Veoneer’s stock incentive plan. Veoneer will provide Mr. Pekar with a company car and reimbursement for maintenance costs. During his employment, Veoneer will pay to Mr. Pekar a gross cash retirement replacement allowance equal to 5.6% of his base salary. Veoneer also will provide certain expatriate benefits to Mr. Pekar, including reimbursement of relocation expenses, accommodation expenses (until 2023), travel costs for one annual trip between Sweden and the U.S. (until 2023) and tax gross-up payments with respect to such reimbursements. He also will receive tax preparation assistance and tax equalization benefits.

The Pekar Employment Agreement may be terminated by Veoneer at any time with or without cause or by Mr. Pekar with or without good reason. The Pekar Employment Agreement requires that Veoneer provide written notice of termination to Mr. Pekar not less than six (6) calendar months prior to the date of termination (except in the case of a “for cause” termination, in which case his termination would be effective immediately), and Mr. Pekar must give Veoneer written notice of termination of his employment not less than six (6) calendar months prior to such date of termination. Depending on the reason for the termination, Mr. Pekar will be entitled to certain severance benefits. If Mr. Pekar’s employment is terminated by Veoneer other than for cause or if he resigns for good reason, then, in addition to receiving salary and benefits during the requisite notice period, he will be entitled to a lump sum severance payment equal to one and one-half times his then-current base salary. If Mr. Pekar dies, if Veoneer terminates Mr. Pekar’s employment for cause or if he retires or resigns without good reason, then the Pekar Employment Agreement will terminate without further obligations to the executive (other than payments and benefits due to Mr. Pekar during the requisite notice period).

The Pekar Employment Agreement prohibits Mr. Pekar from competing with the Company for a period of twelve (12) months after termination unless (i) the Company terminates Mr. Pekar’s employment for any reason other than for cause or (ii) Mr. Pekar resigns for good reason. In consideration for such noncompetition covenant, the Company is obligated to make up to twelve (12) monthly payments equal to the difference between the executive’s monthly gross salary as of the date of his employment termination and any lower salary earned by the executive in any new employment, if any. The aggregate monthly payments are limited to a maximum of sixty percent (60%) of the gross salary earned as of the date of his employment termination, and the Company will cease making payments once such aggregate amount has been reached. The Company is not obligated to make such payments if the executive’s employment terminates due to his retirement.

The foregoing description of the Pekar Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ending December 31, 2020.

Appointment of Principal Accounting Officer

On November 4, 2020, the Company also announced the appointment of Christine Rankin, the current Vice President of Corporate Control of the Company, as the Senior Vice President Corporate Control and principal accounting officer of the Company, effective November 3, 2020.
Ms. Rankin, age 56, joined the Company as its Vice President Corporate Control in August 2019. Before joining Veoneer, Ms. Rankin served as Interim CFO for Serneke Group, a Swedish public company in the construction industry, from December 2015 through December 2016 and Chief Financial Officer of Cherry AB, a Swedish public company in the gaming industry, from April 2017 through June 2019. Ms. Rankin also served as Head of Corporate Control for Spotify from August 2014 through November 2015, prior to which she was a partner with PricewaterhouseCoopers. Ms. Rankin has a BSc in business administration and accounting from the University of Stockholm in Sweden.
Ms. Rankin entered into an employment agreement with the Company (the “Rankin Employment Agreement”) in connection with her appointment. The Rankin Employment Agreement provides that she is entitled to an annual base salary of SEK 2,000,000 (approximately $230,000). Ms. Rankin will have an opportunity to participate in Veoneer’s bonus plan for executive officers, with an initial target cash bonus of twenty five percent (25%) of her base salary, and she will be eligible to receive equity grants under Veoneer’s stock incentive plan. Veoneer will provide Ms. Rankin with a company car and reimbursement for maintenance costs. During her employment, Veoneer will pay pension premiums for a defined contribution occupational pension plan according to the terms of the applicable collective agreement, which includes certain benefits in the event of her temporary or permanent illness.
The Rankin Employment Agreement may be terminated by Veoneer at any time with or without cause or by Ms. Rankin with or without good reason. The Rankin Employment Agreement requires that Veoneer provide written notice of termination to Ms. Rankin not less than six (6) calendar months prior to the date of termination (except in the case of a “for cause” termination, in which case her termination would be effective immediately), and Ms. Rankin must give Veoneer written notice of termination of her employment not less than six (6) calendar months prior to such date of termination. If Ms. Rankin’s employment terminates for any reason, then the Rankin Employment Agreement will terminate without further obligations to the executive (other than payments and benefits due to Ms. Rankin during the requisite notice period).
The foregoing description of the Rankin Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ending December 31, 2020.
A copy of the press release announcing the appointments of Mr. Pekar and Ms. Rankin is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Veoneer, Inc. dated November 4, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Veoneer, Inc. dated November 4, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date:  November 6, 2020